EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REPORTS THIRD QUARTER 2019 RESULTS
Gross Assets Under Management $8.1 Billion at Quarter End
Total Revenue Increased 37% in the Third Quarter
Net Loss Attributable to Common Stockholders was $9.4 Million in the Third Quarter
Adjusted EBITDA Increased 104% in the Third Quarter
Adjusted Net Income Per Share Increased 111% in the Third Quarter
Closed on Acquisition of Sebago
Announced Formation of Ashford Securities
Repurchased Stock from Ashford Trust and Braemar Hotels & Resorts
Obtained Stockholder Approval for Acquisition of Remington’s Hotel Management Business

DALLAS, October 30, 2019 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today reported the following results and performance measures for the third quarter ended September 30, 2019. Unless otherwise stated, all reported results compare the third quarter ended September 30, 2019, with the third quarter ended September 30, 2018 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
STRATEGIC OVERVIEW

•	High-growth, fee-based business model

•	Diversified platform of multiple fee generators

•	Seeks to grow in two primary areas:

◦	Grow our existing REIT platforms accretively and create new platforms; and

◦	Grow our service businesses via increased AUM and third-party business

•	Highly-aligned management team with superior long-term track record

•	Leader in asset and investment management for the real estate & hospitality sectors

FINANCIAL AND OPERATING HIGHLIGHTS

•
Net loss attributable to common stockholders for the third quarter of 2019 totaled $9.4 million, or $3.94 per diluted share, compared with net income of $1.4 million, or $0.18 per diluted share, in the prior-year quarter. Adjusted net income for the third quarter was $7.0 million, or $1.58 per diluted share, compared with $2.6 million, or $0.75 per diluted share, in the prior-year quarter.

•	Total revenue for the third quarter of 2019 was $56.9 million, reflecting a growth rate of 36.9% over the prior-year quarter.

•	Adjusted EBITDA for the third quarter was $8.4 million, reflecting a growth rate of 104.1% over the prior-year quarter.

•	At the end of the third quarter of 2019, the Company had approximately $8.1 billion of gross assets under management.

Ashford Reports Third Quarter Results

October 30, 2019

•	During the quarter, the Company closed on the acquisition of Sebago for $7 million, which equates to an implied trailing 12-month Adjusted EBITDA multiple of 4.4x.

•	During the quarter, the Company formed Ashford Securities LLC, a dedicated platform to raise retail capital through financial intermediaries and the broker-dealer channel.

•	Subsequent to quarter end, the Company repurchased stock from Ashford Trust and Braemar Hotels & Resorts that represented approximately 16% of its common shares outstanding.

•	Subsequent to quarter end, the Company announced it had obtained stockholder approval for the proposed acquisition of Remington Holdings’ Hotel Management business.

•	As of September 30, 2019, the Company had corporate cash of $33.2 million.

AGREEMENT TO ACQUIRE REMINGTON'S HOTEL MANAGEMENT BUSINESS
On June 3, 2019, the Company announced that it had signed a definitive agreement to acquire the Hotel Management business of privately-held Remington Holdings, LP (“Remington”). The proposed acquisition of Remington’s high-margin, low-capex Hotel Management business is expected to be immediately accretive to adjusted net income per share and will immediately add scale, diversification and an enhanced competitive position for Ashford. It will also expand the breadth of services the Company offers to its advised REITs. Additionally, the Company believes the transaction represents a compelling opportunity to further diversify its earnings stream and, moving forward, the potential to expand business to other third-party clients.

Remington is an independent hotel management company with over 40 years of experience in the hospitality business. Remington’s Hotel Management business currently provides comprehensive and cost-effective hotel management services for both Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or “Trust”) and Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar”). Remington’s portfolio consists of almost 90 hotels with over 17,400 rooms of full-service and select-service properties representing over a dozen brands across 28 states as well as the District of Columbia. Remington’s Hotel Management business currently has very little third-party business outside of the Company’s advised REITs, which will be an immediate growth opportunity and area of focus for the Company going forward.

On October 24, 2019, the Company announced the final results of the Special Meeting of Stockholders held October 24, 2019, during which Ashford stockholders overwhelmingly approved the proposal in connection with the transaction. Holders of approximately 92% of Ashford shares present and voting at the meeting voted in favor of the proposal, including a majority of shares, excluding shares owned by Ashford Trust, Braemar, the Bennetts, and management, present and voting at the meeting voted in favor of the proposal. The Company also announced that it has received the final, official private letter ruling from the Internal Revenue Service related to the transaction.

The proposed acquisition is expected to close on or around November 6, 2019.

STOCK REPURCHASE FROM ASHFORD TRUST AND BRAEMAR
On October 2, 2019, the Company announced that it acquired an aggregate of 412,974 shares of its common stock owned by Ashford Trust and Braemar for $30 per share, resulting in a total cost of approximately $12.4 million. This stock purchase represented approximately 16% of the Company’s common shares outstanding. Due to the parameters of the private letter ruling received from the Internal Revenue Service (“IRS”), the Company was only able to acquire the shares held by Ashford Trust’s and Braemar’s taxable REIT subsidiaries. Ashford Trust has announced that it intends to distribute its remaining 205,086 shares of Ashford common stock to its shareholders and unitholders in a pro-rata distribution. Braemar has also announced that it intends to distribute its remaining 174,983 shares of Ashford common stock to its shareholders and unitholders in a pro-rata distribution. Both distributions are to occur prior to the Remington closing.

Ashford Reports Third Quarter Results

October 30, 2019

CREATION OF ASHFORD SECURITIES
On September 25, 2019, the Company announced that it had formed Ashford Securities LLC (“Ashford Securities”) to raise capital in order to grow its existing and future platforms. Following registration with the Financial Industry Regulatory Authority and other regulatory authorities, Ashford Securities will be a dedicated capital raising platform to fund investment opportunities sponsored and asset-managed by Ashford. Types of capital raised may include, but are not limited to, preferred equity, convertible preferred equity, mezzanine debt, or non-traded REIT common equity (for future platforms).

Ashford Securities is not raising common equity for the Company nor for its existing advised platforms of
Ashford Trust and Braemar. Ashford Securities expects to begin raising capital late in the first half of next year. Competitors in the space have been able to raise hundreds of millions of dollars annually.

PREMIER PROJECT MANAGEMENT UPDATE
In August 2018, the Company completed the acquisition of Premier Project Management (“Premier”) for $203 million. Premier provides comprehensive and cost-effective architecture, design, development, and project management services. It provides project oversight, coordination, planning, and execution of renovation, capital expenditure or ground-up development projects. Its operations are responsible for managing and implementing substantially all capital improvements at Trust and Braemar hotels. Additionally, it has extensive experience working with many of the major hotel brands in the areas of renovating, converting, developing or repositioning hotels. Premier generated $7.9 million of revenue and $3.7 million of Adjusted EBITDA in the third quarter, including $422,000 of revenue from its new architectural services initiative.

JSAV UPDATE
The Company owns a controlling interest in a privately-held company that conducts the business of JSAV in the United States, Mexico and internationally (“JSAV”). JSAV provides an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration, making JSAV a leading single-source solution for their clients’ meeting and event needs. In the first quarter of 2019, JSAV completed the acquisition of BAV. During the third quarter, JSAV had revenue growth of 54% compared to the prior-year period. Additionally, at the end of the third quarter, JSAV had multi-year contracts in place with 93 hotels and convention centers, in addition to regular business representing over 2,700 annual events and productions, 500 venue locations, and 750 clients.

RED HOSPITALITY & LEISURE UPDATE
RED Hospitality & Leisure (“RED Hospitality”) is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands. RED Hospitality has several potential avenues for future growth including opportunities to expand into other hotels at Ashford-advised REITs or non-Ashford hotels in the USVI, the Caribbean, and the U.S. To that end, with the commencement of ferry transportation services and beach and watersports services to the Westin St. John in January, continued beach and watersports services to the Ritz-Carlton St. Thomas Club - the timeshare and rental property adjacent to the Ritz-Carlton St. Thomas hotel - and increased direct bookings and private charter business, in the third quarter, RED Hospitality generated $1.7 million of revenue and $419,000 of Adjusted EBITDA. Third quarter revenue growth was 526% compared to the prior-year period.

Ashford Reports Third Quarter Results

October 30, 2019

ACQUISITION OF SEBAGO
On July 23, 2019, the Company announced that RED Hospitality completed the acquisition of substantially all of the assets of Sebago, a leading provider of watersports activities and excursion services based in Key West, Florida for approximately $2.5 million in cash and $4.5 million of Ashford common stock (excluding transaction costs and working capital adjustments). Based on unaudited financials provided by the seller, Sebago’s Adjusted EBITDA for the trailing twelve-month period ended April 30, 2019 was $1.6 million. The implied Adjusted EBITDA multiple based on the total purchase price is 4.4x which the Company believes represents an attractive potential return on investment. After giving effect to the transaction, Ashford will own an approximately 84% interest in the common equity of RED Hospitality.
With over 25 years of operating history, Sebago provides watersports activities and excursion services in the Key West market. Sebago’s watersports activities and excursion services include sunset sails, reef snorkeling, kayak tours, jet ski tours, and all-day adventure tours combining the best of all their excursion products. Sebago has a leading brand with 3 of the top 10 ranked tours on TripAdvisor. Sebago’s sales booths are well-located across the Key West market, and they have ideal dock locations for marketing and boarding the company’s tours in the Key West Bight marina - a hub of tourism centrally located in Key West. Based on local regulations, significant barriers to entry exist for this competitive market including the transfer of boat slips, the supply of boat slips for commercial use, and physical limitations to expanding the Key West Bight marina. The Company believes the brand recognition, existing employee base, lead time to replicate existing assets, and other significant barriers to entry support Sebago’s competitive advantage and future growth potential.

FINANCIAL RESULTS
Net loss attributable to common stockholders for the quarter totaled $9.4 million, or $3.94 per diluted share, compared with net income of $1.4 million, or $0.18 per diluted share, in the prior-year quarter. Adjusted net income for the quarter was $7.0 million, or $1.58 per diluted share, compared with $2.6 million, or $0.75 per diluted share in the prior-year quarter.

For the quarter ended September 30, 2019, base advisory fee revenue was $10.6 million. The base advisory fee revenue in the third quarter was comprised of $8.0 million from Ashford Trust and $2.6 million from Braemar.

Adjusted EBITDA for the quarter was $8.4 million, reflecting a growth rate of 104.1% over the prior-year quarter.

CAPITAL STRUCTURE
At the end of the third quarter of 2019, the Company had approximately $8.1 billion of gross assets under management from its advised platforms. The Company had corporate cash of $33.2 million, 3.0 million fully diluted shares, and a current fully diluted equity market capitalization of approximately $56 million. The Company’s financial results include 1.45 million common shares associated with its Series B convertible preferred stock. The Company had $28.9 million of loans at September 30, 2019, of which approximately $3.9 million related to its joint venture partners’ share of those loans.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS

•	During the quarter, Ashford Trust completed the sale of the Marriott Plaza San Antonio in San Antonio, Texas for $34.0 million.

•	During the quarter, Ashford Trust completed the sales of the Courtyard Savannah Downtown in Savannah, Georgia and the Hilton Garden Inn in Wisconsin Dells, Wisconsin for $37.8 million.

Ashford Reports Third Quarter Results

October 30, 2019

•
Subsequent to quarter end, Ashford Trust entered into a new franchise agreement for the Hilton Alexandria Old Town in Alexandria, Virginia that transitioned the hotel from being Hilton-managed to being managed by Remington Lodging.

•
Subsequent to quarter end, Ashford Trust announced that it had entered into a new franchise agreement with Marriott International to convert its Crowne Plaza La Concha Key West Hotel in Key West, Florida to an Autograph Collection property.

•
Subsequent to quarter end, Ashford Trust sold a 1.65-acre parking lot adjacent to its Hilton St. Petersburg Bayfront Hotel in St. Petersburg, Florida for $17.5 million in total consideration which will be paid over time.

BRAEMAR HOTELS & RESORTS HIGHLIGHTS

•	During the quarter, Braemar opened The Notary Hotel, an Autograph Collection property, in downtown Philadelphia after a multi-million-dollar conversion of its Courtyard Downtown Philadelphia.

•
During the quarter, Braemar announced the planned opening of The Clancy, an Autograph Collection property, in downtown San Francisco. The re-branded property is expected to open in early 2020 after a multi-million-dollar conversion of the Courtyard San Francisco Downtown.

•	During the quarter, Braemar announced the extension of its mortgage loan for the Ritz-Carlton St. Thomas.

•	During the quarter, Braemar refinanced its mortgage loan for the 142-room Pier House Resort & Spa in Key West, Florida.

•	Subsequent to quarter end, Braemar announced the opening of The Maple Grove Presidential Villa at the Bardessono Hotel & Spa in Yountville, CA.

“We are very pleased with our third quarter results, which reflect the diligent execution of our operating strategy focused on accretively growing our advised platforms and acquiring growth-oriented, hospitality-related businesses,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “To this end, the recent formation of Ashford Securities will provide Ashford and its advised platforms an additional source of capital that is not dependent on the traditional publicly-traded capital markets. We are excited to pursue a fresh source of capital that will help us prudently grow all our platforms over the long term for increased shareholder value. We are also equally excited that the proposed acquisition of Remington’s Hotel Management business will immediately add scale, diversification and an enhanced competitive position for Ashford in the hospitality industry. Looking ahead to the remainder of 2019 and 2020, we remain committed to maximizing value for our shareholders as we look to opportunistically grow our existing REIT platforms and create new platforms and grow our service businesses via increased AUM and third-party business.”

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Thursday, October 31, 2019, at 12:00 p.m. ET. The number to call for this interactive teleconference is (201) 493-6725. A replay of the conference call will be available through Thursday, November 7, 2019, by dialing (412) 317-6671 and entering the confirmation number, 13694099.

The Company will also provide an online simulcast and rebroadcast of its third quarter 2019 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Thursday, October 31, 2019, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Ashford Reports Third Quarter Results

October 30, 2019

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended and our Current Report on Form 8-K to reflect the acquisition of the Remington project management business.

* * * * *

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “can,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse litigation or regulatory developments; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; risks related to Ashford Inc.’s ability to complete the acquisition on the proposed terms; the possibility that competing offers will be made; risks associated with the Remington Hotel Management business combination transaction, such as the risk that the Hotel Management business will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized. These and other risk factors are more fully discussed in Ashford Inc.’s filings with the Securities and Exchange Commission (SEC) including Ashford Inc.’s definitive proxy statement filed with the SEC on September 23, 2019 and Ashford Inc.’s 10-K filed with the SEC on March 8, 2019.

Ashford Reports Third Quarter Results

October 30, 2019

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$36,400	$51,529
Restricted cash	11,978	7,914
Accounts receivable, net	6,628	4,928
Due from affiliates	55	45
Due from Ashford Trust OP	4,444	5,293
Due from Braemar OP	2,224	1,996
Inventories	1,356	1,202
Prepaid expenses and other	4,236	3,902
Total current assets	67,321	76,809
Investments in unconsolidated entities	3,339	500
Furniture, fixtures and equipment, net	72,043	47,947
Operating lease right-of-use assets	21,522	—
Goodwill	61,969	59,683
Intangible assets, net	193,766	193,194
Other assets	1,877	872
Total assets	$421,837	$379,005
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$27,314	$24,880
Dividends payable	2,910	—
Due to affiliates	1,353	2,032
Deferred income	211	148
Deferred compensation plan	47	173
Notes payable, net	3,549	2,595
Operating lease liabilities	2,206	—
Other liabilities	18,827	8,418
Total current liabilities	56,417	38,246
Deferred income	11,409	13,396
Deferred tax liability, net	31,656	31,506
Deferred compensation plan	4,831	10,401
Notes payable, net	25,126	15,177
Operating lease liabilities	19,340	—
Total liabilities	148,779	108,726
MEZZANINE EQUITY
Series B convertible preferred stock, $25 par value, 8,120,000 shares issued and outstanding, net of discount at September 30, 2019 and December 31, 2018	202,185	200,847
Redeemable noncontrolling interests	3,641	3,531
EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at September 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,614,719 and 2,391,541 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	26	24
Additional paid-in capital	296,213	280,159
Accumulated deficit	(229,379)	(214,242)
Accumulated other comprehensive income (loss)	(393)	(498)
Total stockholders’ equity of the Company	66,467	65,443
Noncontrolling interests in consolidated entities	765	458
Total equity	67,232	65,901
Total liabilities and equity	$421,837	$379,005

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
REVENUE
Advisory services:
Base advisory fee	$10,570	$11,655	$32,382	$33,540
Incentive advisory fee	170	452	509	1,356
Reimbursable expenses	2,541	2,607	8,270	7,052
Non-cash stock/unit-based compensation	6,643	6,170	18,912	25,780
Other advisory revenue	131	132	389	390
Audio visual	22,430	14,526	83,532	61,212
Project management	7,881	3,616	23,371	3,616
Other	6,523	2,407	16,310	11,598
Total revenue	56,889	41,565	183,675	144,544
EXPENSES
Salaries and benefits	12,393	13,666	36,689	30,610
Non-cash stock/unit-based compensation	8,831	8,221	26,176	33,900
Cost of revenues for audio visual	17,732	14,392	61,400	48,000
Cost of revenues for project management	2,576	1,189	7,890	1,189
Depreciation and amortization	8,374	2,972	17,835	5,205
General and administrative	8,935	12,195	27,675	27,219
Impairment	—	—	—	1,919
Other	4,849	434	9,326	2,172
Total operating expenses	63,690	53,069	186,991	150,214
OPERATING INCOME (LOSS)	(6,801)	(11,504)	(3,316)	(5,670)
Equity in earnings (loss) of unconsolidated entities	464	—	(109)	—
Interest expense	(456)	(289)	(1,198)	(593)
Amortization of loan costs	(75)	(130)	(214)	(177)
Interest income	—	103	29	288
Other income (expense)	(20)	(78)	(115)	(338)
INCOME (LOSS) BEFORE INCOME TAXES	(6,888)	(11,898)	(4,923)	(6,490)
Income tax (expense) benefit	297	13,904	(1,429)	11,593
NET INCOME (LOSS)	(6,591)	2,006	(6,352)	5,103
(Income) loss from consolidated entities attributable to noncontrolling interests	101	413	395	704
Net (income) loss attributable to redeemable noncontrolling interests	334	968	623	817
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(6,156)	3,387	(5,334)	6,624
Preferred dividends	(2,909)	(1,675)	(8,492)	(1,675)
Amortization of preferred stock discount	(363)	(303)	(1,338)	(303)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(9,428)	$1,409	$(15,164)	$4,646

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(3.65)	$0.67	$(6.09)	$2.20
Weighted average common shares outstanding - basic	2,580	2,109	2,489	2,100
Diluted:
Net income (loss) attributable to common stockholders	$(3.94)	$0.18	$(7.95)	$0.11
Weighted average common shares outstanding - diluted	2,782	2,337	2,679	2,417

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss)	$(6,591)	$2,006	$(6,352)	$5,103
(Income) loss from consolidated entities attributable to noncontrolling interests	101	413	395	704
Net (income) loss attributable to redeemable noncontrolling interests	334	968	623	817
Net income (loss) attributable to the company	(6,156)	3,387	(5,334)	6,624
Interest expense	400	257	1,050	513
Amortization of loan costs	69	123	197	156
Depreciation and amortization	9,408	4,298	20,790	7,542
Income tax expense (benefit)	(291)	(13,900)	1,360	(11,648)
Net income (loss) attributable to redeemable noncontrolling interests	(15)	3	(25)	9
EBITDA	3,415	(5,832)	18,038	3,196
Non-cash stock-based compensation	2,083	1,988	6,930	8,053
Market change in deferred compensation plan	(1,526)	2,274	(5,603)	(3,540)
Change in contingent consideration fair value	2,784	(221)	4,229	338
Transaction costs	1,988	6,201	6,101	10,377
Software implementation costs	—	—	—	45
Reimbursed software costs	(424)	(489)	(1,591)	(1,165)
Impairment	—	—	—	1,919
Dead deal costs	(4)	9	83	9
Legal and settlement costs	—	—	—	(50)
Severance and executive recruiting costs	52	15	712	1,316
Amortization of hotel signing fees and lock subsidies	131	135	458	383
Other (gain) loss on disposal of assets	(107)	55	(64)	(62)
Foreign currency transactions (gain) loss	12	(17)	(9)	5
Adjusted EBITDA	$8,404	$4,118	$29,284	$20,824

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss)	$(6,591)	$2,006	$(6,352)	$5,103
(Income) loss from consolidated entities attributable to noncontrolling interests	101	413	395	704
Net (income) loss attributable to redeemable noncontrolling interests	334	968	623	817
Preferred dividends	(2,909)	(1,675)	(8,492)	(1,675)
Amortization of preferred stock discount	(363)	(303)	(1,338)	(303)
Net income (loss) attributable to common stockholders	(9,428)	1,409	(15,164)	4,646
Amortization of loan costs	69	123	197	156
Depreciation and amortization	9,408	4,298	20,790	7,542
Net income (loss) attributable to redeemable noncontrolling interests	(15)	3	(25)	9
Preferred dividends	2,909	1,675	8,492	1,675
Amortization of preferred stock discount	363	303	1,338	303
Non-cash stock-based compensation	2,083	1,988	6,930	8,053
Market change in deferred compensation plan	(1,526)	2,274	(5,603)	(3,540)
Change in contingent consideration fair value	2,784	(221)	4,229	338
Transaction costs	1,988	6,201	6,101	10,377
Software implementation costs	—	—	—	45
Reimbursed software costs	(424)	(489)	(1,591)	(1,165)
Impairment	—	—	—	1,919
Dead deal costs	(4)	9	83	9
Legal and settlement costs	—	—	—	(50)
Severance and executive recruiting costs	52	15	712	1,316
Amortization of hotel signing fees and lock subsidies	131	135	458	383
Other (gain) loss on disposal of assets	(107)	55	(64)	(62)
Foreign currency transactions (gain) loss	12	(17)	(9)	5
GAAP income tax expense (benefit)	(291)	(13,900)	1,360	(11,648)
Adjusted income tax (expense) benefit (1)	(1,014)	(1,248)	(2,421)	(3,500)
Adjusted net income	$6,990	$2,613	$25,813	$16,811
Adjusted net income per diluted share available to common stockholders	$1.58	$0.75	$5.98	$5.72
Weighted average diluted shares	4,434	3,482	4,313	2,937

Components of weighted average diluted shares
Common shares	2,580	2,109	2,489	2,100
Series B cumulative convertible preferred stock	1,450	851	1,450	284
Deferred compensation plan	202	205	203	206
Stock options	—	253	29	278
Put options	164	51	113	56
Acquisition related shares	22	—	15	—
Restricted shares and units	16	13	14	13
Weighted average diluted shares	4,434	3,482	4,313	2,937

Reconciliation of income tax expense (benefit) to adjusted income tax (expense) benefit
GAAP income tax (expense) benefit	$297	$13,904	$(1,429)	$11,593
Less GAAP income tax (expense) benefit attributable to noncontrolling interests	6	4	(69)	(55)
GAAP income tax (expense) benefit excluding noncontrolling interests	291	13,900	(1,360)	11,648
Less deferred income tax (expense) benefit	1,305	15,148	1,061	15,148
Adjusted income tax (expense) benefit (1)	$(1,014)	$(1,248)	$(2,421)	$(3,500)
(1) Income tax expense (benefit) is adjusted to exclude the effects of deferred income tax expense (benefit) because current income tax expense (benefit) (i) provides a more accurate period-over-period comparison of the ongoing operating performance of our advisory and hospitality products and services businesses, and (ii) provides more useful information to investors regarding our economic performance inclusive of the impacts from the Tax Cuts and Jobs Act. See Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30, 2019				Three Months Ended September 30, 2018
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fee - Trust	$8,003	$—	$—	$8,003	$9,145	$—	$—	$9,145
Incentive advisory fee - Trust	—	—	—	—	452	—	—	452
Reimbursable expenses - Trust	2,018	—	—	2,018	2,119	—	—	2,119
Non-cash stock/unit-based compensation - Trust	4,649	—	—	4,649	4,855	—	—	4,855
Base advisory fee - Braemar	2,567	—	—	2,567	2,510	—	—	2,510
Incentive advisory fee - Braemar	170	—	—	170	—	—	—	—
Reimbursable expenses - Braemar	523	—	—	523	488	—	—	488
Non-cash stock/unit-based compensation - Braemar	1,994	—	—	1,994	1,315	—	—	1,315
Other advisory revenue - Braemar	131	—	—	131	132	—	—	132
Audio visual	—	22,430	—	22,430	—	14,526	—	14,526
Project management	—	7,881	—	7,881	—	3,616	—	3,616
Other	1,326	4,547	650	6,523	640	1,767	—	2,407
Total revenue	21,381	34,858	650	56,889	21,656	19,909	—	41,565
EXPENSES
Salaries and benefits	—	5,235	8,169	13,404	—	3,070	7,956	11,026
Market change in deferred compensation plan	—	—	(1,526)	(1,526)	—	—	2,274	2,274
REIT non-cash stock/unit-based compensation	6,643	101	—	6,744	6,170	64	—	6,234
AINC and subsidiary non-cash stock-based compensation	—	27	2,060	2,087	—	(2)	1,989	1,987
Reimbursable expenses	2,541	—	650	3,191	2,607	—	—	2,607
Cost of audio visual revenues	—	17,732	—	17,732	—	14,392	—	14,392
Cost of project management revenues	—	2,576	—	2,576	—	1,189	—	1,189
General and administrative	—	3,833	2,426	6,259	—	3,012	6,942	9,954
Depreciation and amortization	2,722	5,534	118	8,374	808	2,232	(68)	2,972
Other	—	4,848	1	4,849	—	654	(220)	434
Total operating expenses	11,906	39,886	11,898	63,690	9,585	24,611	18,873	53,069
OPERATING INCOME (LOSS)	9,475	(5,028)	(11,248)	(6,801)	12,071	(4,702)	(18,873)	(11,504)
Other	—	(4)	(83)	(87)	(46)	(267)	(81)	(394)
INCOME (LOSS) BEFORE INCOME TAXES	9,475	(5,032)	(11,331)	(6,888)	12,025	(4,969)	(18,954)	(11,898)
Income tax (expense) benefit	(2,093)	192	2,198	297	(2,693)	828	15,769	13,904
NET INCOME (LOSS)	7,382	(4,840)	(9,133)	(6,591)	9,332	(4,141)	(3,185)	2,006
(Income) loss from consolidated entities attributable to noncontrolling interests	—	101	—	101	—	413	—	413
Net (income) loss attributable to redeemable noncontrolling interests	—	319	15	334	—	971	(3)	968
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$7,382	$(4,420)	$(9,118)	$(6,156)	$9,332	$(2,757)	$(3,188)	$3,387
Interest expense	—	365	35	400	—	175	82	257
Amortization of loan costs	—	21	48	69	—	18	105	123
Depreciation and amortization	2,722	6,566	120	9,408	808	3,558	(68)	4,298
Income tax expense (benefit)	2,093	(186)	(2,198)	(291)	2,693	(824)	(15,769)	(13,900)
Net income (loss) attributable to redeemable noncontrolling interests	—	—	(15)	(15)	—	—	3	3
EBITDA	12,197	2,346	(11,128)	3,415	12,833	170	(18,835)	(5,832)
Non-cash stock-based compensation	—	23	2,060	2,083	—	(1)	1,989	1,988
Market change in deferred compensation plan	—	—	(1,526)	(1,526)	—	—	2,274	2,274
Change in contingent consideration fair value	—	2,784	—	2,784	—	—	(221)	(221)
Transaction costs	—	311	1,677	1,988	—	—	6,201	6,201
Reimbursed software costs, net	(424)	—	—	(424)	(489)	—	—	(489)
Dead deal costs	—	—	(4)	(4)	—	—	9	9
Severance and executive recruiting costs	—	52	—	52	—	15	—	15
Amortization of hotel signing fees and lock subsidies	—	131	—	131	—	135	—	135
Other (gain) loss on disposal of assets	—	(107)	—	(107)	—	55	—	55
Foreign currency transactions (gain) loss	—	12	—	12	—	(17)	—	(17)
Adjusted EBITDA	11,773	5,552	(8,921)	8,404	12,344	357	(8,583)	4,118
Interest expense	—	(365)	(35)	(400)	—	(175)	(82)	(257)
Adjusted income tax (expense) benefit	(1,164)	(1,107)	1,257	(1,014)	(1,583)	1,301	(966)	(1,248)
Adjusted net income (loss)	$10,609	$4,080	$(7,699)	$6,990	$10,761	$1,483	$(9,631)	$2,613
Adjusted net income (loss) per diluted share available to common stockholders (1)	$2.39	$0.92	$(1.74)	$1.58	$3.09	$0.43	$(2.77)	$0.75
Weighted average diluted shares	4,434	4,434	4,434	4,434	3,482	3,482	3,482	3,482
(1) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the segments, may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Nine Months Ended September 30, 2019				Nine Months Ended September 30, 2018
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fee - Trust	$24,463	$—	$—	$24,463	$26,611	$—	$—	$26,611
Incentive advisory fee - Trust	—	—	—	—	1,356	—	—	1,356
Reimbursable expenses - Trust	6,716	—	—	6,716	5,645	—	—	5,645
Non-cash stock/unit-based compensation - Trust	13,486	—	—	13,486	20,540	—	—	20,540
Base advisory fee - Braemar	7,919	—	—	7,919	6,929	—	—	6,929
Incentive advisory fee - Braemar	509	—	—	509	—	—	—	—
Reimbursable expenses - Braemar	1,554	—	—	1,554	1,407	—	—	1,407
Non-cash stock/unit-based compensation - Braemar	5,426	—	—	5,426	5,240	—	—	5,240
Other advisory revenue - Braemar	389	—	—	389	390	—	—	390
Audio visual	—	83,532	—	83,532	—	61,212	—	61,212
Project management	—	23,371	—	23,371	—	3,616	—	3,616
Other	4,176	11,484	650	16,310	1,757	9,841	—	11,598
Total revenue	64,638	118,387	650	183,675	69,875	74,669	—	144,544
EXPENSES
Salaries and benefits	—	16,408	24,341	40,749	—	7,637	25,483	33,120
Market change in deferred compensation plan	—	—	(5,603)	(5,603)	—	—	(3,540)	(3,540)
REIT non-cash stock/unit-based compensation	18,912	315	—	19,227	25,780	64	—	25,844
AINC and subsidiary non-cash stock-based compensation	—	123	6,826	6,949	—	6	8,050	8,056
Reimbursable expenses	8,270	—	650	8,920	7,052	—	—	7,052
Cost of audio visual revenues	—	61,400	—	61,400	—	48,000	—	48,000
Cost of project management revenues	—	7,890	—	7,890	—	1,189	—	1,189
General and administrative	—	11,842	8,456	20,298	—	8,239	12,958	21,197
Depreciation and amortization	5,475	12,023	337	17,835	1,567	3,227	411	5,205
Impairment	—	—	—	—	1,863	—	56	1,919
Other	—	9,326	—	9,326	—	1,833	339	2,172
Total operating expenses	32,657	119,327	35,007	186,991	36,262	70,195	43,757	150,214
OPERATING INCOME (LOSS)	31,981	(940)	(34,357)	(3,316)	33,613	4,474	(43,757)	(5,670)
Other	—	(1,388)	(219)	(1,607)	—	(923)	103	(820)
INCOME (LOSS) BEFORE INCOME TAXES	31,981	(2,328)	(34,576)	(4,923)	33,613	3,551	(43,654)	(6,490)
Income tax (expense) benefit	(7,132)	(1,470)	7,173	(1,429)	(6,657)	(1,711)	19,961	11,593
NET INCOME (LOSS)	24,849	(3,798)	(27,403)	(6,352)	26,956	1,840	(23,693)	5,103
(Income) loss from consolidated entities attributable to noncontrolling interests	—	395	—	395	—	704	—	704
Net (income) loss attributable to redeemable noncontrolling interests	—	598	25	623	—	826	(9)	817
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$24,849	$(2,805)	$(27,378)	$(5,334)	$26,956	$3,370	$(23,702)	$6,624
Interest expense	—	945	105	1,050	—	431	82	513
Amortization of loan costs	—	53	144	197	—	51	105	156
Depreciation and amortization	5,475	14,977	338	20,790	1,567	5,564	411	7,542
Income tax expense (benefit)	7,132	1,401	(7,173)	1,360	6,657	1,656	(19,961)	(11,648)
Net income (loss) attributable to redeemable noncontrolling interests	—	—	(25)	(25)	—	—	9	9
EBITDA	37,456	14,571	(33,989)	18,038	35,180	11,072	(43,056)	3,196
Non-cash stock-based compensation	—	104	6,826	6,930	—	3	8,050	8,053
Market change in deferred compensation plan	—	—	(5,603)	(5,603)	—	—	(3,540)	(3,540)
Change in contingent consideration fair value	—	4,229	—	4,229	—	—	338	338
Transaction costs	—	784	5,317	6,101	—	70	10,307	10,377
Software implementation costs	—	—	—	—	—	—	45	45
Reimbursed software costs, net	(1,591)	—	—	(1,591)	(1,165)	—	—	(1,165)
Impairment	—	—	—	—	1,863	—	56	1,919
Dead deal costs	—	—	83	83	—	—	9	9
Legal and settlement costs	—	—	—	—	—	—	(50)	(50)
Severance and executive recruiting costs	—	703	9	712	—	15	1,301	1,316
Amortization of hotel signing fees and lock subsidies	—	458	—	458	—	383	—	383
Other (gain) loss on disposal of assets	—	(64)	—	(64)	—	(62)	—	(62)
Foreign currency transactions (gain) loss	—	(9)	—	(9)	—	5	—	5
Adjusted EBITDA	35,865	20,776	(27,357)	29,284	35,878	11,486	(26,540)	20,824
Interest expense	—	(945)	(105)	(1,050)	—	(431)	(82)	(513)
Adjusted income tax (expense) benefit	(3,841)	(3,865)	5,285	(2,421)	(5,547)	(1,179)	3,226	(3,500)
Adjusted net income (loss)	$32,024	$15,966	$(22,177)	$25,813	$30,331	$9,876	$(23,396)	$16,811
Adjusted net income (loss) per diluted share available to common stockholders (1)	$7.42	$3.70	$(5.14)	$5.98	$10.33	$3.36	$(7.97)	$5.72
Weighted average diluted shares	4,313	4,313	4,313	4,313	2,937	2,937	2,937	2,937
(1) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the segments, may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30, 2019					Three Months Ended September 30, 2018
	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Audio visual	—	22,430	—	—	22,430	—	14,526	—	—	14,526
Project management	7,881	—	—	—	7,881	3,616	—	—	—	3,616
Other	—	—	313	4,234	4,547	—	—	301	1,466	1,767
Total revenue	7,881	22,430	313	4,234	34,858	3,616	14,526	301	1,466	19,909
EXPENSES
Salaries and benefits	1,113	3,091	436	595	5,235	498	1,631	633	308	3,070
REIT non-cash stock/unit-based compensation	101	—	—	—	101	64	—	—	—	64
AINC and subsidiary non-cash stock-based compensation	9	12	6	—	27	—	—	(2)	—	(2)
Cost of audio visual revenues	—	17,732	—	—	17,732	—	14,392	—	—	14,392
Cost of project management revenues	2,576	—	—	—	2,576	1,189	—	—	—	1,189
General and administrative	368	2,507	336	622	3,833	172	2,064	512	264	3,012
Depreciation and amortization	4,937	513	7	77	5,534	1,618	587	7	20	2,232
Other	—	1,623	118	3,107	4,848	—	—	128	526	654
Total operating expenses	9,104	25,478	903	4,401	39,886	3,541	18,674	1,278	1,118	24,611
OPERATING INCOME (LOSS)	(1,223)	(3,048)	(590)	(167)	(5,028)	75	(4,148)	(977)	348	(4,702)
Other	—	(263)	(3)	262	(4)	—	(231)	(4)	(32)	(267)
INCOME (LOSS) BEFORE INCOME TAXES	(1,223)	(3,311)	(593)	95	(5,032)	75	(4,379)	(981)	316	(4,969)
Income tax (expense) benefit	9	698	—	(515)	192	(7)	909	—	(74)	828
NET INCOME (LOSS)	(1,214)	(2,613)	(593)	(420)	(4,840)	68	(3,470)	(981)	242	(4,141)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	146	(45)	101	—	151	242	20	413
Net (income) loss attributable to redeemable noncontrolling interests	—	165	154	—	319	—	679	292	—	971
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(1,214)	$(2,448)	$(293)	$(465)	$(4,420)	$68	$(2,640)	$(447)	$262	$(2,757)
Interest expense	—	263	—	102	365	—	154	—	21	175
Amortization of loan costs	—	13	3	5	21	—	10	3	5	18
Depreciation and amortization	4,937	1,456	3	170	6,566	1,618	1,868	3	69	3,558
Income tax expense (benefit)	(9)	(692)	—	515	(186)	7	(905)	—	74	(824)
EBITDA	3,714	(1,408)	(287)	327	2,346	1,693	(1,513)	(441)	431	170
Non-cash stock-based compensation	9	11	3	—	23	—	—	(1)	—	(1)
Change in contingent consideration fair value	—	1,635	—	1,149	2,784	—	—	—	—	—
Transaction costs	—	199	—	112	311	—	—	—	—	—
Severance and executive recruiting costs	8	24	—	20	52	—	—	—	15	15
Amortization of hotel signing fees and lock subsidies	—	110	21	—	131	—	125	10	—	135
Other (gain) loss on disposal of assets	—	(109)	—	2	(107)	—	55	—	—	55
Foreign currency transactions (gain) loss	—	12	—	—	12	—	(17)	—	—	(17)
Adjusted EBITDA	3,731	474	(263)	1,610	5,552	1,693	(1,350)	(432)	446	357
Interest expense	—	(263)	—	(102)	(365)	—	(154)	—	(21)	(175)
Adjusted income tax (expense) benefit	(1,669)	40	—	522	(1,107)	(419)	826	—	894	1,301
Adjusted net income (loss)	$2,062	$251	$(263)	$2,030	$4,080	$1,274	$(678)	$(432)	$1,319	$1,483
Adjusted net income (loss) per diluted share available to common stockholders (2)	$0.47	$0.06	$(0.06)	$0.46	$0.92	$0.37	$(0.19)	$(0.12)	$0.38	$0.43
Weighted average diluted shares	4,434	4,434	4,434	4,434	4,434	3,482	3,482	3,482	3,482	3,482
(1) Represents RED Hospitality & Leisure LLC, Pure Wellness, Lismore Capital LLC and AINC Bar Draught LLC.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the subsidiaries, may differ from the Hospitality Products & Services total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Nine Months Ended September 30, 2019					Nine Months Ended September 30, 2018
	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Audio visual	$—	$83,532	$—	$—	$83,532	$—	$61,212	$—	$—	$61,212
Project management	23,371	—	—	—	23,371	3,616	—	—	—	3,616
Other	—	—	764	10,720	11,484	—	—	773	9,068	9,841
Total revenue	23,371	83,532	764	10,720	118,387	3,616	61,212	773	9,068	74,669
EXPENSES
Salaries and benefits	3,170	10,377	1,321	1,540	16,408	498	4,568	1,659	912	7,637
REIT non-cash stock/unit-based compensation	315	—	—	—	315	64	—	—	—	64
AINC and subsidiary non-cash stock-based compensation	69	21	33	—	123	—	—	6	—	6
Cost of audio visual revenues	—	61,400	—	—	61,400	—	48,000	—	—	48,000
Cost of project management revenues	7,890	—	—	—	7,890	1,189	—	—	—	1,189
General and administrative	1,091	8,209	1,000	1,542	11,842	172	6,030	1,260	777	8,239
Depreciation and amortization	10,413	1,471	21	118	12,023	1,618	1,530	20	59	3,227
Other	—	3,262	260	5,804	9,326	—	—	420	1,413	1,833
Total operating expenses	22,948	84,740	2,635	9,004	119,327	3,541	60,128	3,365	3,161	70,195
OPERATING INCOME (LOSS)	423	(1,208)	(1,871)	1,716	(940)	75	1,084	(2,592)	5,907	4,474
Other	—	(1,016)	(4)	(368)	(1,388)	—	(852)	(18)	(53)	(923)
INCOME (LOSS) BEFORE INCOME TAXES	423	(2,224)	(1,875)	1,348	(2,328)	75	232	(2,610)	5,854	3,551
Income tax (expense) benefit	(759)	130	—	(841)	(1,470)	(7)	(339)	—	(1,365)	(1,711)
NET INCOME (LOSS)	(336)	(2,094)	(1,875)	507	(3,798)	68	(107)	(2,610)	4,489	1,840
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	475	(80)	395	—	58	585	61	704
Net (income) loss attributable to redeemable noncontrolling interests	—	71	527	—	598	—	29	797	—	826
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(336)	$(2,023)	$(873)	$427	$(2,805)	$68	$(20)	$(1,228)	$4,550	$3,370
Interest expense	—	761	—	184	945	—	394	—	37	431
Amortization of loan costs	—	36	9	8	53	—	30	9	12	51
Depreciation and amortization	10,413	4,224	10	330	14,977	1,618	3,793	9	144	5,564
Income tax expense (benefit)	759	(199)	—	841	1,401	7	284	—	1,365	1,656
EBITDA	10,836	2,799	(854)	1,790	14,571	1,693	4,481	(1,210)	6,108	11,072
Non-cash stock-based compensation	69	19	16	—	104	—	—	3	—	3
Change in contingent consideration fair value	—	3,080	—	1,149	4,229	—	—	—	—	—
Transaction costs	—	478	—	306	784	—	64	—	6	70
Severance and executive recruiting costs	106	557	20	20	703	—	—	—	15	15
Amortization of hotel signing fees and lock subsidies	—	372	86	—	458	—	353	30	—	383
Other (gain) loss on disposal of assets	—	(66)	—	2	(64)	—	(56)	—	(6)	(62)
Foreign currency transactions (gain) loss	—	(9)	—	—	(9)	—	5	—	—	5
Adjusted EBITDA	11,011	7,230	(732)	3,267	20,776	1,693	4,847	(1,177)	6,123	11,486
Interest expense	—	(761)	—	(184)	(945)	—	(394)	—	(37)	(431)
Adjusted income tax (expense) benefit	(3,831)	(236)	—	202	(3,865)	(419)	(363)	—	(397)	(1,179)
Adjusted net income (loss)	$7,180	$6,233	$(732)	$3,285	$15,966	$1,274	$4,090	$(1,177)	$5,689	$9,876
Adjusted net income (loss) per diluted share available to common stockholders (2)	$1.66	$1.45	$(0.17)	$0.76	$3.70	$0.43	$1.39	$(0.40)	$1.94	$3.36
Weighted average diluted shares	4,313	4,313	4,313	4,313	4,313	2,937	2,937	2,937	2,937	2,937
(1) Represents RED Hospitality & Leisure LLC, Pure Wellness, Lismore Capital LLC and AINC Bar Draught LLC.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the subsidiaries, may differ from the Hospitality Products & Services total due to rounding.